UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.            Entry into a Material Definitive Agreement.

Underwritten Registered Offering

On December 20, 2024, Monopar Therapeutics Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Sandler & Co. (the “Representative”)  as Representative of the several underwriters named therein (together with the Representative, the “Underwriters”), pursuant to which the Company will issue and sell to the Underwriters pursuant to the Underwriting Agreement 798,655 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $23.79 per Share (the “Registered Offering”).

The Registered Offering is being made pursuant to a shelf registration statement filed December 21, 2022 and declared effective by the Securities and Exchange Commission (the “SEC”) on January 4, 2023 (the “Registration Statement”) (File. No. 333-268935), a base prospectus filed as part thereof, and a prospectus supplement dated December 20, 2024, filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Underwriters, customary conditions to closing, and customary indemnification obligations of the Company.

The Company has agreed to provide the Underwriters with customary indemnification and contribution rights, in connection with entering into the Underwriting Agreement. The Company also agreed to reimburse the Underwriters for certain expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The opinion of the Company’s counsel regarding the validity of the Shares to be issued pursuant to the Underwriting Agreement is also filed herewith as Exhibit 5.1.

Concurrent Private Placement of Pre-Funded Warrants

Also on December 20, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional and accredited investor (the “Purchaser”) pursuant to which the Purchaser agreed to purchase pre-funded warrants to purchase 882,761 shares of Common Stock at a purchase price of $23.789 per pre-funded warrant, which represents the per share public offering price of the Shares in the Registered Offering less the $0.001 per share exercise price for each pre-funded warrant (the “Private Placement”).

The Securities Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Purchasers, on the other hand, and customary conditions to closing. At closing of the transactions contemplated by the Securities Purchase Agreement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser, which provides that the Company will register the resale of the shares of Common Stock issuable upon the exercise of the pre-funded warrants. The Company is required to prepare and file a registration statement with the SEC no later than thirty days following the closing of the Private Placement, and to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable, subject to certain exceptions and specified penalties if timely effectiveness is not achieved.

The pre-funded warrants and underlying shares to be issued and sold to the Purchaser under the Securities Purchase Agreement will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchaser.

The foregoing descriptions of the Securities Purchase Agreement, the Registration Rights Agreement and the pre-funded warrants are not complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement and the form of pre-funded warrant, copies of which are filed herewith as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated herein by reference.

Proceeds from Registered Offering and Private Placement

The net proceeds to the Company from the Registered Offering and the Private Placement, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $37.6 million. The Registered Offering and the Private Placement are expected to close on December 23, 2024, subject to customary conditions.

Item 3.02  Unregistered Sales of Equity Securities

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 20, 2024, by and among Monopar Therapeutics Inc., Piper Sandler & Co. and the underwriters named therein.
4.1	Form of Pre-Funded Warrant
5.1	Legal Opinion of Baker & Hostetler LLP
10.1	Securities Purchase Agreement, dated December 20, 2024, by and among Monopar Therapeutics Inc. and the Purchaser
10.2	Form of Registration Rights Agreement by and among Monopar Therapeutics Inc. and the Purchaser
23.1	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: December 23, 2024	By:	/s/ Karthik Radhakrishnan
	Name:	Karthik Radhakrishnan
	Title:	Chief Financial Officer